Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com
News Release

Echelon Reports Third Quarter 2015 Results

SAN JOSE, Calif., November 4, 2015 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the third quarter ended September 30, 2015.

•	Q3 Revenues: $10.0 million

•	Q3 GAAP Net Loss: $1.0 million; GAAP Net Loss per Share: $0.02

•	Q3 Non-GAAP Net Loss: $891,000; Non-GAAP Net Loss per Share: $0.02
Revenues were $10.0 million in the third quarter, up from $9.4 million in the previous quarter, and up from $9.2 million a year ago.
GAAP gross margin in the third quarter was 56.2% compared with 54.5% in the third quarter of 2014 due to higher revenues and ongoing systematic cost reductions. Operating expenses declined to $6.8 million from $12.6 million in the same period last year. Operating expenses for the third quarter of 2014 included a one-time $4.4 million write down of property and equipment in the same period last year as well as $227,000 of restructuring costs. GAAP operating expenses this quarter decreased by $3.2 million from the previous quarter, which included a one-time charge of $3.3 million for lease terminations. Non-GAAP operating expenses declined to $6.7 million in the third quarter from $7.6 million in the same period last year.

GAAP net loss for the third quarter was $1.0 million, or $0.02 per share, compared with a net loss of $9.2 million, or $0.21 per share including discontinued operations in the same period last year, and down from a net loss of $5.2 million, or $0.12 in the previous quarter. Non-GAAP net loss for the third quarter was $891,000, or $0.02 per share, compared with a non-GAAP net loss of $2.1 million, or $0.05 per share for the third quarter of 2014, and $2.0 million, or $0.05 in the previous quarter.

“Once again this quarter we made progress towards our long-term goal of making LED lighting strategic for our customers through IIoT technologies,” said Ron Sege, Chairman and CEO of Echelon. “Our revenues grew year over year and we continued to broaden and deepen our portfolio of intelligent lighting control systems. With a further improved expense structure, an increasingly differentiated product offering and a growing sales channel, we remain focused on achieving long-term profitable growth.”

Echelon’s guidance for the fourth quarter of 2015 are as follows:

•	Total revenues are expected to be $9.8 million to $10.2 million.

•	Non-GAAP gross margin is expected to be in a range of 55% to 57%.

•	Operating expenses are expected to be in a range of $6.8 million to $7.1 million.

•	Non-GAAP loss per share is expected to be between $0.02 to $0.04, based on 44.2 million fully diluted weighted average shares outstanding.

•	GAAP loss per share is expected to be between $0.03 to $0.05.
For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 4:30 p.m. Eastern Time. To access the call, dial (888) 771-4371 or (847) 585-4405 outside the U.S and provide the confirmation number 40850507. An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.
Echelon’s management uses certain non-GAAP financial information, namely operating results from continuing operations excluding restructuring charges, litigation charges, impairment charges, the impact of stock-based compensation charges made in accordance with ASC 718 (formerly SFAS 123R), as well as certain other non-routine charges, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.
About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is a leading independent control networking company for the Industrial Internet of Things. Echelon delivers multi-protocol and multi-media elements necessary to design, install, monitor and control industrial-strength 'communities of devices' within the lighting, building automation and Internet of Things markets worldwide. The Company develops and sells complete systems and subsystems for target applications, plus system-on-chips (SoCs), embedded software, and commissioning and management tools for OEMs. With more than 100 million Echelon-powered devices installed worldwide, the Company helps its customers easily and safely migrate existing control systems to the most modern platforms, while bringing new devices and applications into an ever-growing global Industrial Internet. Echelon helps its customers reduce operational costs, enhance satisfaction and safety, grow revenues and perform better in both established and emerging markets. More information about Echelon can be found at http://www.echelon.com and at the Company's blog at http://blog.echelon.com/.

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Echelon and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Echelon advises caution in reliance on forward-looking statements. Forward looking statements include, without limitation, the Company’s opportunities for future growth, and the Company’s guidance for the fourth quarter of 2015. Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Such risks and uncertainties, include, but are not limited to, risks associated with the continued development and growth of markets for Echelon's products; failure to achieve revenue estimates or maintain expense controls; circumstances that may delay the time frame for achieving our business outlook; the timely development of Echelon's products and services and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; risks resulting from our declining stock price and related potential de-listing from NASDAQ; and other risks identified in Echelon's SEC filings. The discussion of risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including reports on its most recently filed Form 10-K and Form 10-Q. The financial information presented in this release reflects estimates based on information that is available to us at this time. Actual results, events and performance may differ materially. Echelon undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in Echelon's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contacts:
Annie Leschin
StreetSmart Investor Relations
+1 (415) 775-1788
annie@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$9,205	$13,340
Restricted investments	1,401	1,401
Short-term investments	15,999	28,829
Accounts receivable, net	3,995	3,948
Inventories	2,673	3,243
Deferred cost of goods sold	1,221	935
Other current assets	1,887	1,084
Current assets of discontinued operations held for sale	—	597
Total current assets	36,381	53,377
Property and equipment, net	696	10,190
Other long-term assets	8,045	8,043
Long-term assets of discontinued operations held for sale	—	36
	$45,122	$71,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,070	$3,614
Accrued liabilities	3,591	2,844
Current portion of lease financing obligations	131	2,459
Deferred revenues	4,098	3,126
Current liabilities of discontinued operations held for sale	—	1,024
Total current liabilities	9,890	13,067
Long-term liabilities	530	15,402
Total stockholders’ equity	34,702	43,177
	$45,122	$71,646

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues	$9,983	$9,178	$29,214	$29,083
Cost of revenues (1)	4,370	4,180	12,435	12,502
Gross profit	5,613	4,998	16,779	16,581
Operating expenses:
Product development (1)	2,454	2,305	7,406	7,224
Sales and marketing (1)	1,848	2,160	6,230	6,600
General and administrative (1)	2,547	3,538	7,555	10,887
Lease termination charges	—	—	3,337	—
Loss on write down of property and equipment	—	4,409	—	4,409
Restructuring charges	—	227	—	227
Total operating expenses	6,849	12,639	24,528	29,347
Loss from continuing operations	(1,236)	(7,641)	(7,749)	(12,766)
Interest and other income, net	184	719	564	661
Interest expense on lease financing obligations	(5)	(271)	(385)	(839)
Loss from continuing operations before provision for income taxes	(1,057)	(7,193)	(7,570)	(12,944)
Income tax expense (benefit)	(10)	33	64	114
Net loss from continuing operations attributable to Echelon Corporation Stockholders	$(1,047)	$(7,226)	$(7,634)	$(13,058)
Net loss from discontinued operations, net of income taxes	—	(2,141)	—	(9,250)
Net loss from discontinued operations attributable to non-controlling interest, net of income taxes	—	179	—	535
Net loss from discontinued operations attributable to Echelon Corporation Stockholders, net of income taxes	—	(1,962)	—	(8,715)
Net loss attributable to Echelon Corporation Stockholders	$(1,047)	$(9,188)	$(7,634)	$(21,773)

Basic and diluted net loss per share from continuing operations attributable to Echelon Corporation Stockholders	$(0.02)	$(0.17)	$(0.17)	$(0.30)
Basic and diluted net loss per share from discontinued operations attributable to Echelon Corporation Stockholders	$0.00	$(0.05)	$0.00	$(0.20)
Basic and diluted net loss per share attributable to Echelon Corporation Stockholders	$(0.02)	$(0.21)	$(0.17)	$(0.50)

Shares used in computing net loss per share:
Basic	44,128	43,507	44,068	43,367
Diluted	44,128	43,507	44,068	43,367

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$(34)	$76	$(102)	$235
Product development	94	130	229	(37)
Sales and marketing	(19)	79	(109)	174
General and administrative	115	225	91	962
Discontinued operations	—	(824)	—	(342)
Total stock-based compensation expenses	$156	$(314)	$109	$992

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

GAAP net loss	$(1,047)	$(9,188)	$(7,634)	$(21,773)

Stock-based compensation	156	510	109	1,334
Lease termination charges	—	—	3,337	—
Loss on write down of property and equipment	—	4,409	—	4,409
Restructuring charges	—	227	—	227
Loss from discontinued operations	—	1,962	—	8,715
Total non-GAAP adjustments to earnings from operations	156	7,108	3,446	14,685
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(891)	$(2,080)	$(4,188)	$(7,088)
Non-GAAP net loss per share:
Diluted	$(0.02)	$(0.05)	$(0.10)	$(0.16)
Shares used in computing net loss per share:
Diluted	44,128	43,507	44,068	43,367

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014

Cash flows provided by (used in) operating activities:
Net loss including noncontrolling interest	$(7,634)	$(22,308)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,413	2,640
Increase in allowance for doubtful accounts	(17)	22
Lease termination charges	3,337	—
Goodwill impairment charges	—	3,388
Loss on disposal of and write down of property, equipment and other	53	5,101
Loss on disposal of Grid business	—	254
Reduction of (increase in) accrued investment income	(23)	18
Stock-based compensation	109	992
Adjustment to contingent consideration	(98)	—
Change in operating assets and liabilities:
Accounts receivable	(19)	2,953
Inventories	630	1,217
Deferred cost of goods sold	190	242
Other current assets	(418)	312
Accounts payable	(1,509)	(543)
Accrued liabilities	(55)	(865)
Deferred revenues	6	(751)
Deferred rent	(154)	(29)
Net cash used in operating activities	(4,189)	(7,357)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(7,984)	(58,148)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	20,852	80,116
Change in other long‑term assets	(793)	232
Cash paid for acquisition, net of cash acquired	—	(1,155)
Proceeds from divestiture of Grid business	—	4,861
Capital expenditures	(83)	(672)
Net cash provided by investing activities	11,992	25,234

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	(11,147)	(1,676)
Proceeds from exercise of stock options	—	17
Restricted cash used as collateral for line of credit	—	(6,250)
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(152)	(411)
Net cash used in financing activities	(11,299)	(8,320)

Effect of exchange rates on cash:	(639)	(723)
Net change in cash and cash equivalents	(4,135)	8,834
Cash and cash equivalents:
Beginning of period	13,340	14,648
End of period	$9,205	$23,482